Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

XTERO DATACOM, INC.

AMENDMENT NO. 1 TO

CONVERTIBLE PROMISSORY NOTE

RECITALS

A.            Xtero Datacom, Inc., a private British Columbia corporation (the “Company”), entered into a Convertible Promissory Note dated February 9, 2007 (the “Note”) pursuant to which the Company promised to pay Schmitt Industries, Inc., an Oregon corporation (the “Holder”), the sum of Two Hundred Fifty Thousand Dollars (US $250,000), or so much thereof as has been advanced, and any unpaid accrued interest thereon, pursuant to the terms of the Note.

B.            Since the date of the Note, the Holder has advanced to the Company the sum of US $250,000 pursuant to the terms of the Note.  The Company and the Holder now wish to amend certain terms of the Note including increasing the amount that may be advanced to the Company to US $500,000.

THEREFORE, the parties agree to amend certain terms of the Note as follows.  All terms of the Note not expressly amended are hereby ratified and confirmed.

1.             The first paragraph shall be amended to read in its entirety:

$500,000	Vancouver, British Columbia
February 9, 2007

For value received, Xtero Datacom, Inc., a private British Columbia corporation (the “Company”), the principal office of which is located at Unit 110, 998 Harbourside Drive, North Vancouver, British Columbia  V7P 3T2, hereby promises to pay to Schmitt Industries, Inc., an Oregon corporation (the “Holder”), or its registered assigns, the sum of Five Hundred Thousand Dollars (US $500,000), or so much thereof as may be advanced, and any unpaid accrued interest thereon, as set forth below, to be computed on each advance from the date of its disbursement, on the earlier to occur of (i) December 31, 2008, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by wire transfer to the Holder’s account or by mail to the registered address of the Holder.

2.             Section 2.1 shall be amended to read in its entirety:

2.1           Borrowing.  The Company may from time to time during the term of this Note borrow from Holder specific sums of money, up to and including a total of US $500,000.

3.             Section 2.2 shall be amended to read in its entirety:

2.2           Repayment.  All payments shall be made in lawful money of the United States of America at the principal office of the Holder, or at such other place or account as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable, and the remainder applied to principal.  Prepayment of the principal, together with accrued interest, may not be made without the Holder’s prior written consent.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

4.             Section 3 shall be deleted in its entirety.

5.             Section 7.1 shall be amended to add the following sentence at the end of the section:

Notwithstanding the above, if the acquisition transaction contemplated by the Interim Acquisition Agreement (the “Interim Acquisition Agreement”) dated October 4, 2007 among the Company, certain of its shareholders and the Holder is not closed by May 31, 2008, other than by reason of a breach by the Company or its shareholders of the Interim Acquisition Agreement or a superceding definitive acquisition agreement, the conversion price after May 31, 2008 shall be equal to Cdn $0.50, subject to adjustments pursuant to Section 8 hereof.

6.             Section 11.5 shall be amended to read in its entirety:

11.5         Use of Loan Proceeds.  The Company intends to use the proceeds of any advances beyond the first US $250,000 primarily to fund legal fees incurred in connection with the Holder’s acquisition of all of the outstanding shares of the Company pursuant to the terms of the Interim Acquisition Agreement (the “Transaction”).  The Company and the Holder will jointly agree in advance on the specific use of the proceeds of advances made pursuant to the Note.

7.             Section 11.6 shall be amended to read in its entirety:

11.6         Issuance of Additional Shares.  Until the earlier of the closing of the Transaction or May 31, 2008, the Company shall not issue any new shares or other equity other than those issuances described in Schedule C to the Note or such other issuances as may be approved in advance in writing by the Holder.

8.             Section 12 shall be deleted in its entirety.

9.             Exhibit A (Milestones and Advances) shall be deleted in its entirety.

10.          Exhibit B (Pledge and Guaranty Agreement) shall be deleted in its entirety.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to Convertible Promissory Note to be made this 23rd day of October, 2007.

XTERO DATACOM, INC.

By:	/s/ David Peachey
David S. Peachey, President

Acknowledged and Agreed to:

SCHMITT INDUSTRIES, INC.

By:	/s/ Wayne A. Case
Wayne A. Case, President

Dated:  October 23, 2007

Address:

2765 NW Nicolai Street

Portland, Oregon  97210